Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Akzo Nobel N.V. of our report dated 27 March 2026 relating to the financial statements of Akzo Nobel N.V., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Accountants N.V.
Amsterdam, The Netherlands
18 June 2026